As filed with the Securities and Exchange Commission on June 26, 2006
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
F.N.B. Corporation
(Exact name of Registrant as specified in its charter)

Florida	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
James G. Orie
Senior Vice President and Chief Legal Officer
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Frederick W. Dreher, Esq.
John W. Kauffman, Esq.
Duane Morris LLP
30 South 17th Street
Philadelphia PA, 19103
(215) 979-1234
     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each		Maximum	Maximum
Class of Securities	Amount To Be	Aggregate Price	Aggregate Offering	Amount of
To Be Registered	Registered(1)	Per Share(2)	Price	Registration Fee
Common Stock, par value $0.01 per share	233,394 shares	$15.545	$3,628,109.73	$388.21

(1)	The shares may be sold, from time to time, by the selling shareholders named in the prospectus.

(2)	Calculated pursuant to Rule 457(c), based on $15.545 per share, which was the average of the high and low prices of the registrant’s common stock as reported by the New York Stock Exchange on June 22, 2006.

[LOGO]
F.N.B. CORPORATION
233,394 Shares of Common Stock

     We have prepared this prospectus to allow the selling shareholders described in the prospectus or a supplement to the prospectus to sell up to 233,394 shares of our common stock issuable upon exercise of outstanding warrants or upon conversion of outstanding convertible debentures originally issued by The Legacy Bank. We will not receive any proceeds from shares of common stock sold by the selling shareholders, except that we will receive the purchase price payable upon exercise of the warrants.
     The selling shareholders described in this prospectus or in a supplement to this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
     Our common stock is listed on the New York Stock Exchange under the symbol “FNB.” On June 22, 2006, the closing sale price of our common stock on the New York Stock Exchange was $15.51 per share.
     Read the risk factors included in the reports that we file with the Securities and Exchange Commission to learn about factors you should consider before buying shares of our common stock. See “Where You Find More Information/Incorporation by Reference.”

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 26, 2006.

     You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this prospectus.
     As used in this prospectus, “FNB,” “Company,” “we,” “our” and “us” refer to F.N.B. Corporation and its subsidiaries, except where the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements in this prospectus are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of our management’s plans and current analyses, our business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These factors in some cases have affected, and in the future could affect, our financial performance and could cause actual results to differ materially from those expressed or implied in such forward-looking statements. We do not undertake to update publicly or revise its forward-looking statements even if experience or future changes make it clear that any previous projected results expressed or implied therein will not be realized. In addition, you should carefully review the risk factors described in other documents we file from time to time with the Securities and Exchange Commission, or the SEC.

THE COMPANY
     We were formed in 1974 as a bank holding company. During 2000, we elected to become and remain a financial holding company under the Gramm-Leach-Bliley Act of 1999. We have four reportable business segments: Community Banking, Wealth Management, Insurance and Consumer Finance. We have 153 full service Community Banking offices in Pennsylvania and Ohio and 53 Consumer Finance offices in those states and Tennessee. Through our Community Banking affiliate, we have four loan production offices in Florida.
     Through our subsidiaries, we provide a full range of financial services, principally to consumers and small- to medium-sized businesses in our market areas. Our business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets we serve. We have emphasized our community orientation by allowing local management certain autonomy in decision-making, enabling us to respond to customer requests more quickly and concentrate on transactions within our market areas. However, while we have sought to preserve some decision-making at a local level, we have established centralized legal, loan review, accounting, investment, audit, loan operations and data processing functions. The centralization of these processes has enabled us to maintain consistent quality of these functions and to achieve certain economies of scale.
     On May 26, 2006, we completed the merger of The Legacy Bank, or Legacy, a Pennsylvania banking institution with offices in the greater Harrisburg, Pennsylvania region, with and into our subsidiary, First National Bank of Pennsylvania.
RISK FACTORS
     We have identified a number of risk factors that we have included in the reports that we file with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, which you should consider before buying shares of our common stock. See “Where You Find More Information/Incorporation by Reference.” The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.
SELLING SHAREHOLDERS
     We are registering shares that the selling shareholders may acquire upon exercise of warrants or upon conversion of convertible debentures that we assumed in connection with of the Legacy merger in order to enable the selling shareholders to sell, from time to time, shares of our common stock they acquire if they exercise the warrants or convert their debentures. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

     We will identify the selling shareholders and certain information regarding each selling shareholder in a post-effective amendment, a prospectus supplement or in an Exchange Act report.
USE OF PROCEEDS
     We will not receive any of the proceeds from sales of shares of common stock by the selling shareholders. We will not receive any proceeds upon the conversion by selling shareholders of their convertible debentures. If all selling shareholders, exercise in full their warrants to purchase our common stock, we would receive total gross proceeds of $1,233,940, which we intend to use for general corporate and administrative purposes.
PLAN OF DISTRIBUTION
     The selling shareholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	consisting of ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	consisting of block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	consisting of privately negotiated transactions;

•	consisting of short sales;

•	pursuant to Rule 144 under the Securities Act;

•	in which broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	consisting of a combination of any such methods of sale; or

•	by any other method permitted pursuant to applicable law.
     If the selling shareholders effect such transactions by selling the shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of the compensation customary for the types of transactions involved. In connection with sales of any securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling shareholders may also sell shares short and deliver securities covered by this prospectus to close out short positions. The selling shareholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.
     The selling shareholders may pledge or grant a security interest in some or all of shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of shares being offered and the terms of the offering, if applicable, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     The selling shareholders may choose not to sell any or may choose to sell less than all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.
     The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of our common stock; provided, however, that a selling shareholder will pay all underwriting discounts and commissions and selling commissions, if any.
     Once sold under this prospectus, the shares of common stock will be freely tradable by persons other than our affiliates.
LEGAL MATTERS
     Certain legal matters with respect to the validity of the shares of common stock registered under this registration statement have been passed upon for us by James G. Orie, our chief legal officer, who owns 12,291 shares of Common Stock of the Registrant and options to purchase 46,756 shares of Common Stock of the Registrant.
EXPERTS
     The consolidated financial statements of FNB and subsidiaries appearing in FNB’s Annual Report (Form 10-K) for the year ended December 31, 2005, and FNB management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     With respect to the unaudited condensed consolidated interim financial information of FNB for the three-month periods ended March 31, 2006 and March 31, 2005, respectively, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2006, included in FNB’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006 and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for its reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.
WHERE YOU CAN FIND MORE INFORMATION/INCORPORATION BY REFERENCE
     We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference room. Our SEC filings are also available over the internet at the SEC’s website at www.sec.gov and at our website at www.fnbcorporation.com.
     The SEC allows us to “incorporate by reference” the information or documents we file with the SEC, which means:
•	documents incorporated by reference are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus.
     The information incorporated by reference is considered to be part of this prospectus and should be read with the same care as this prospectus.
     We are incorporating by reference the documents listed below that we filed with the SEC under the Exchange Act under our file number which is 001-31940:
•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Our Current Reports on Form 8-K filed with the SEC on January 31, 2006, March 21, 2006, May 30, 2006 and June 2, 2006; and

•	The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on request, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein. Requests should be directed to:
James G. Orie
Chief Legal Officer
F.N.B. Corporation
One F.N.B. Boulevard,
Hermitage, Pennsylvania 16148
     Our telephone number is (724) 981-6000 and our website address is www.fnbcorporation.com.
     You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We will not make an offer of any of our shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front page of those documents.
     This prospectus is part of a registration statement on Form S-3 we filed with the SEC (Registration No. 333-                    ).

PART II
Item 14. Other Expenses Of Issuance And Distribution.
     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common stock being registered. All amounts are estimates except the registration fee.

SEC registration fee	$388.21
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00
Miscellaneous expenses	1,000.00

$11,388.21

     The selling shareholders identified in this registration statement or an amendment or supplement thereto are not obligated to reimburse the registrant for the above listed expenses.
Item 15. Indemnification of Directors and Officers.
     The Florida Business Corporations Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding, other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made with respect to any claim as to which such person is adjudged liable, unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officer or director is successful on the merits or otherwise in the defense of any of such proceedings, the Florida Act provides that the corporation is required to indemnify such officer or director against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
          The Registrant’s articles of incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of the service to the Registrant or to another organization at the Registrant’s request, or because of their positions with the Registrant. The Registrant’s articles of incorporation further provide that the Registrant may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him or her with respect to such service, whether or not the Registrant would have the power to indemnify him or her against such liability by law or under the provisions of this paragraph.
          The Registrant’s By-laws provide that to the fullest extent permitted by law, no director of the Registrant shall be personally liable for monetary damages for any action taken or any failure to take any action.
Item 16. Exhibits.
     The exhibits listed on the Exhibit Index following the signature page are included in this Registration Statement.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (6) (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on June 23, 2006.

F.N.B. CORPORATION
By:	/s/ Stephen J. Gurgovits
Stephen J. Gurgovits
President and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Stephen J. Gurgovits and Brian F. Lilly, and each or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Mortensen Peter Mortensen	Chairman of the Board	June 23, 2006

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	President, Chief Executive Officer and Director (principal executive officer)	June 23, 2006

Signature	Title	Date

/s/ Brian F. Lilly Brian F. Lilly	Chief Financial Officer (principal financial and accounting officer)	June 23, 2006

/s/ William B. Campbell William B. Campbell	Director	June 23, 2006

/s/ Henry M. Ekker Henry M. Ekker	Director	June 23, 2006

/s/ Robert B. Goldstein Robert B. Goldstein	Director	June 23, 2006

/s/ David J. Malone David J. Malone	Director	June 23, 2006

/s/ Harry F. Radcliffe Harry F. Radcliffe	Director	June 23, 2006

/s/ John W. Rose John W. Rose	Director	June 23, 2006

/s/ William J. Strimbu William J. Strimbu	Director	June 23, 2006

/s/ Earl K. Wahl, Jr. Earl K. Wahl, Jr.	Director	June 23, 2006

/s/ Archie O. Wallace Archie O. Wallace	Director	June 23, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of James G. Orie, Esquire

15.1	Acknowledgement of Ernst & Young LLP to the Board of Directors and Stockholders of F.N.B. Corporation

23.1	Consent of Ernst & Young LLP

23.2	Consent of James G. Orie, Esquire (included in Exhibit 5.1)